                                                                   EXHIBIT 5(B)

                        [Logo of GoldKist appears here]


                               BOARD PRESENTATION

                                 MARCH 14, 1997


                         SUNTRUST CAPITAL MARKETS, INC.
-------------------------------------------------------------------------------
    JAMES D. DECKER                                       KEVIN C. VERMILLION
       DIRECTOR                                              VICE PRESIDENT
MERGERS & ACQUISITIONS                                  MERGERS & ACQUISITIONS

GOLD KIST INC.
-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

I.     Overview

II.    Replacement Cost Valuation

III.   Capacity Valuation

IV.    Discounted Cash Flow Valuation

V.     Comparison to Publicly Traded Companies

VI.    Comparable M&A Transactions

VII.   Minority Interest Acquisition Information

VIII.  Valuation Summary

IX.    Valuation Issues

X.     June 1996 Form 10-K
       December 1996 Form 10-Q

-------------------------------------------------------------------------------
MERGERS & ACQUISITIONS                           SUNTRUST CAPITAL MARKETS, INC.

  SUNTRUST CORPORATE FINANCE
  Post Office Box 4418
  Atlanta, GA 30302-4418

-------------------------------------------------------------------------------


SUNTRUST
  March 14, 1997

  Board of Directors
  Gold Kist Inc.
  244 Perimeter Center Parkway, NE
  Atlanta, Georgia 30346
  Dear Gentlemen:

  We understand that Gold Kist Inc. ("Gold Kist") intends to acquire the outstanding shares of Golden Poultry Company, Inc. ("Golden Poultry") that it does not currently own (the "Transaction"). SunTrust Capital Markets, Inc. has been retained by Gold Kist to assist in the Transaction and provide advice on, among other things, valuation. The material that follows provides several methods for valuing the outstanding shares of Golden Poultry.

  In the course of our analyses for determining the range of values for Golden Poultry, we have:

    1. Reviewed Golden Poultry's Annual Reports and Annual Reports on Form 10-K for the fiscal years ended June 1992 through 1996, and its Quarterly Reports on Form 10-Q for the period ended December 31, 1996;

    2. Reviewed certain operating and financial information, including projections provided to us by Golden Poultry's management;

    3. Met with certain members of Golden Poultry's senior management to discuss its operations, historical financial statements and future prospects;

    4. Conducted analyses to determine the value based on replacement cost and capacity of Golden Poultry's processing assets;

    5. Reviewed the historical stock prices for the common shares of Golden Poultry;

    6. Reviewed publicly available financial data and stock market performance data of other public companies which we deemed comparable to Golden Poultry;

    7. Reviewed the terms of recent acquisitions of companies which we deemed comparable to Golden Poultry; and

    8. Conducted other studies and analyses we deemed appropriate.

  Please be advised that these analyses are preliminary and subject to change upon completion of our due diligence. The material presented herein is intended solely for your use in establishing a negotiating position with respect to the purchase of those shares of Golden Poultry not owned by Gold Kist.

  Very truly yours,

  James D. Decker
  Director
  Mergers & Acquisitions

===========================================================================================

                         GOLDEN POULTRY COMPANY, INC.
                          Replacement Cost Valuation


                             Maximum       Maximum                              Total
                             Broiler       Broiler          Facility           Facility
                             Capacity      Capacity        Replacement        Replacement
Plant                        Per Week    Per Year(1)     Cost Per Bird(2)       Cost(3)
-----                        --------    ------------   -----------------    ------------

Sumter, South Carolina      1,400,000     70,000,000          $65.00          $141,000,000
Siler City, North Carolina    630,000     31,500,000          $65.00          $ 40,950,000
Sanford, North Carolina       850,000     42,500,000          $65.00          $ 55,250,000
Russellville, Alabama       1,400,000     70,000,000          $65.00          $ 91,000,000
Douglas, Georgia            1,300,000     65,000,000          $65.00          $ 84,500,000
                            ---------    -----------                          ------------
Totals                      5,580,000    279,000,000                          $412,700,000

Less: Carolina Golden Products Co. Interest in Assets (4)                     $ 69,090,000
                                                                              ------------
Enterprise Value - Total Processing Assets at 12/97                            343,610,000
Less: Additional Debt Incurred for Russellville Expansion                       35,000,000
                                                                              ------------
Net Value of Total Processing Assets                                           308,610,000
Less: Debt Attributable to Golden Poultry at 12/96                              24,000,000
                                                                              ------------
Equity Value of Processing Assets                                             $284,610,000

Shares Outstanding (5)                                                          14,775,235
                                                                              ============
Value Per Share                                                                   $19.26
                                                                              ============
===========================================================================================

Notes:
-----
(1) Based on 50 week operating year after expansion of Russellville, AL plant.
(2) Facility includes hatchery, feed mill, and processing plant.
(3) Facility replacement cost for Sumter, S C includes $50 million for further processing assets.
(4) Gold Kist Inc. owns 49 % of Sumter, SC plant through Carolina Golden Products Co.
(5) Based on  shares outstanding - treasury shares + options.

                         GOLDEN POULTRY COMPANY, INC.
                              Capacity Valuation

                               Maximum
                               Broiler                                     Live            Total                       Ready
                               Capacity    Capacity        Capacity     Weight (lbs)        Live                         To
Plant                          Per Week  Utilization (1)  Per Year (2)    Per Bird      Weight (lbs)      Yield    Cook (lbs) (3)
-----                         ---------  ---------------  ------------  ------------   --------------     ------   --------------
Sumter, South Carolina        1,400,000       95%          66,500,000      4.85           322,525,000     76.14%     305,570,535
Siler City, North Carolina      630,000       95%          29,925,000      6.25           187,031,250     72.99%     136,514,109
Sanford, North Carolina         850,000       95%          40,375,000      5.25           211,968,750     77.99%     165,314,428
Russellville, Alabama         1,400,000       95%          66,500,000      6.72           446,880,000     80.01%     357,548,688
Douglas, Georgia              1,300,000       95%          61,750,000      5.53           341,477,500     78.21%     267,069,553
                              ---------                   -----------                   -------------              -------------
Totals                        5,580,000                   265,050,000                   1,509,882,500              1,232,017,313


                                                                                 Plant Valuation Per Lb
                                                                                 ----------------------
Plant                                                                    $0.20           $0.25           $0.30
-----                                                                ------------    ------------    ------------
Sumter, South Carolina                                               $ 61,114,107    $ 76,392,634    $ 91,671,161
Siler City, North Carolina                                             27,302,822      34,128,527      40,954,233
Sanford, North Carolina                                                33,062,886      41,328,607      49,594,328
Russellville, Alabama                                                  71,509,738      89,387,172     107,264,606
Douglas, Georgia                                                       53,413,911      66,767,388      80,120,866
                                                                     ------------    ------------    ------------
Totals                                                               $246,403,463    $308,004,328    $369,605,194

Less: Carolina Golden Products Co. Interest in Assets (4)            $ 29,945,912    $ 37,432,391    $ 44,918,869
                                                                     ------------    ------------    ------------
Enterprise Value - Total Processing Assets at 12/97                   276,349,375     345,436,719     414,524,063
Less: Additional Debt Incurred for Russellville Expansion              35,000,000      35,000,000      35,000,000
                                                                     ------------    ------------    ------------
Net Value of Total Processing Assets                                  241,349,375     310,436,719     379,524,063
Less: Debt Attributable to Golden Poultry at 12/96                     24,000,000      24,000,000      24,000,000
                                                                     ------------    ------------    ------------
Equity Value of Processing Assets                                    $217,349,375    $286,436,719    $355,524,063

Shares Outstanding (5)                                                 14,775,235      14,775,235      14,775,235
                                                                     ============================================
Value Per Share                                                            $14.71          $19.39          $24.06
                                                                     ============================================


Notes:
(1) Per Golden Poultry Company, Inc.
(2) Based on 50 week operating year  after expansion of Russellville, AL plant.
(3) Ready to cook lbs. for Sumter, SC includes 60 million lbs. for further processing business.
(4) Gold Kist Inc. owns 49 % of Sumter, SC plant through Carolina Golden Products Co.
(5) Based on  shares outstanding - treasury shares + options.

                         GOLDEN POULTRY COMPANY, INC.
                          Shareholder Value Analysis
                                     $000

                                                     CUMULATIVE
                                            PRESENT     PRESENT
                                           VALUE OF    VALUE OF
                               CASH FLOW  CASH FLOW   CASH FLOW

             1997               ($52,385)  ($47,549)   ($47,549)
             1998                 20,393     16,802     (30,748)
             1999                 13,611     10,179     (20,569)
             2000                (10,981)    (7,454)    (28,023)
             2001                 34,930     21,522      (6,501)

Present Value of Residual Value                        $159,829
Cum. Present Value of Cash Flows and Residual Value    $153,328

Total Marketable Securities                                   0
Investments in Stocks and Bonds                               0
CORPORATE VALUE                                        $153,328

Market Value of Debt                                    $24,000
Underfunded Pension Liabilities                               0
Market Value of Other Obligations                             0
SHAREHOLDER VALUE                                      $129,328

Shareholder Value per Share (PV)                          $8.75
Current Stock Price                                      $12.00
Premium/Disc. Over/Under Current Stock Price (%)         -27.06%

                         GOLDEN POULTRY COMPANY, INC.
                               Income Statement
                                     $000


                                                                             Historical
                                                                             ----------
                                                      1992         1993         1994         1995         1996
                                                    ---------    ---------    ---------    ---------    ---------
        Sales                                      $ 336,806     $ 388,330    $ 447,139    $ 505,975    $ 600,237
        Cost of Goods Sold                           330,759       363,407      427,607      486,064      552,184
                                                   ---------    ---------    ---------    ---------    ---------
        Gross Profit                                   6,047        24,923       19,532       19,911       48,053

        SG & A Expense                                13,120        15,272       16,122       16,687       20,999
        Other Operating Income/(Exp.)                      0             0            0            0            0
        Operating Income                              (7,073)        9,651        3,410        3,224       27,054

        Other Revenues & Gains                           767         1,044          299          381          208
        Gain on Sale of Assets                             0             0            0            0            0
        Other Expenses & Losses                            0             0            0            0            0
        Earnings Before Interest & Taxes              (6,306)       10,695        3,709        3,605       27,262

        Interest on Marketable Securities                  0             0            0            0            0
        Interest Income                                    6            74           67           12            7
        Interest Expense                               2,273         2,366        1,311        1,703        1,459
                                                   ---------    ---------    ---------    ---------    ---------
        Earnings Before Minority Int. & Taxes         (8,573)        8,403        2,465        1,914       25,810

        Provision for Income Taxes                    (1,044)        4,642        1,676        1,132        9,526
        Minority Interest in Income                   (5,751)       (4,102)      (3,259)      (1,965)         243
        Cumul. Effect of Change In Acctg. Prov        (1,517)            0            0            0            0
                                                   ---------    ---------    ---------    ---------    ---------
        Net Income                                 $  (3,295)    $   7,863    $   4,048    $   2,747    $  16,041

        Common Dividends                           $     492     $     504    $     555    $     587    $     582


                                                                              Projected
                                                                              ---------
                                                       1997         1998         1999         2000         2001
                                                   ---------    ---------    ---------    ---------    ---------
        Sales                                      $ 690,838    $ 706,848    $ 742,190    $ 779,300    $ 818,265
        Cost of Goods Sold                           649,630      650,159      677,249      718,702      746,667
                                                   ---------    ---------    ---------    ---------    ---------
        Gross Profit                                  41,208       56,689       64,942       60,598       71,598

        SG & A Expense                                24,925       25,503       26,778       28,117       29,523
        Other Operating Income/(Exp.)                      0            0            0            0            0
        Operating Income                              16,283       31,186       38,163       32,481       42,075

        Other Revenues & Gains                           250          250          250          250          250
        Gain on Sale of Assets                             0            0            0            0            0
        Other Expenses & Losses                            0            0            0            0            0
                                                   ---------    ---------    ---------    ---------    ---------
        Earnings Before Interest & Taxes              16,533       31,436       38,413       32,731       42,325

        Interest on Marketable Securities                  0            0            0            0            0
        Interest Income                                    0            0            0            0            0
        Interest Expense                                 269        4,467        3,265        2,483        3,545
                                                   ---------    ---------    ---------    ---------    ---------
        Earnings Before Minority Int. & Taxes         16,264       26,969       35,149       30,249       38,780

        Provision for Income Taxes                     6,067       10,060       13,111       11,283       14,465
        Minority Interest in Income                    2,175        4,629        4,144        4,150        4,150
        Cumul. Effect of Change In Acctg. Prov             0            0            0            0            0
                                                   ---------    ---------    ---------    ---------    ---------
        Net Income                                 $   8,023    $  12,281    $  17,894    $  14,816    $  20,165
                                                   =========    =========    =========    =========    =========
        Common Dividends                           $     580    $     580    $     580    $     580    $     580



                         GOLDEN POULTRY COMPANY, INC.
                                 Balance Sheet
                                      $000

                                                     Historical
                                       1992      1993       1994       1995       1996
                                     ------     ------     ------     ------     ------
ASSETS:
Cash                                 $2,330     $7,502     $3,912     $2,720     $2,599
Marketable Securities                     0          0          0          0          0
Accounts Receivable                  13,686     15,324     17,913     21,632     23,654
Inventory                            31,174     34,155     41,691     46,781     54,903
Other Current Assets                    453        145      1,426      1,635      2,468
Total Current Assets                 47,643     57,126     64,942     72,768     83,624

Gross Fixed Assets                  134,535    137,998    159,146    166,981    173,057
Accumulated Depreciation             40,679     55,591     71,555     87,408     99,319
                                   --------   --------   --------   --------   --------
Net Fixed Assets                     93,856     82,407     87,591     79,573     73,738

Other Assets                          2,423      1,902      1,967      3,263      6,617
                                   --------   --------   --------   --------   --------
Total Assets                       $143,922   $141,435   $154,500   $155,604   $163,979
                                   ========   ========   ========   ========   ========


LIABILITIES:
Accounts Payable                    $13,185    $13,912    $18,008    $19,325    $26,292
Current Portion of Long-Term Debt     1,166      1,175      1,186      1,036        585
Current Portion of LTD: Gold Kist         0          0      8,240          0          0
Short-term Borrowings                 5,175          0          0      9,221          0
Due to Gold Kist                      2,790      5,841      8,447      5,075      1,207
Income Taxes Payable                      0        474        242        485      2,705
Current Deferred Tax Liabilities          0          0          0          0          0
Other Current Liabilities             2,609      4,125      3,995      4,688      8,300
                                   --------   --------   --------   --------   --------
Total Current Liabilities            24,925     25,527     40,118     39,830     39,089

Long-Term Debt: Scheduled             8,823      7,648     13,462     12,425      4,840
Long-Term Debt: Gold Kist            25,000     20,000          0          0          0
Long-Term Debt: Excess                    0          0          0          0          0
Total Long-Term Debt                 33,823     27,648     13,462     12,425      4,840

Minority Interest                     4,582        479      8,980      9,954     10,198
Other Liabilities                     2,664      2,473      3,720      4,509      5,495
                                   --------   --------   --------   --------   --------
Total Liabilities                    65,994     56,127     66,280     66,718     59,622

EQUITY:
Common Stock                         65,287     65,308     65,335     65,363     65,464
Treasury Stock                            0          0       (608)    (2,130)    (2,219)
                                   --------   --------   --------   --------   --------
Retained Earnings                    12,641     20,000     23,493     25,653     41,112
                                   --------   --------   --------   --------   --------
Stockholders' Equity                 77,928     85,308     88,220     88,886    104,357
                                   --------   --------   --------   --------   --------
Total Liabilities & Equity         $143,922   $141,435   $154,500   $155,604   $163,979
                                   ========   ========   ========   ========   ========


                                                        Projected
                                         1997       1998       1999       2000       2001
                                     --------   --------   --------   --------   --------

ASSETS:
Cash                                   $2,696     $2,795     $2,899     $3,008     $3,122
Marketable Securities                       0          0          0          0          0
Accounts Receivable                    27,993     28,642     30,074     31,491     33,157
Inventory                              62,766     62,817     65,435     69,440     72,142
Other Current Assets                    4,933      7,398      9,863     12,328     14,793
                                     --------   --------   --------   --------   --------
Total Current Assets                   98,388    101,652    108,270    116,267    123,213

Gross Fixed Assets                    233,057    253,057    281,057    330,057    345,057
Accumulated Depreciation              113,162    135,670    157,707    180,863    208,872
                                     --------   --------   --------   --------   --------
Net Fixed Assets                      119,895    117,387    123,350    149,194    136,185

Other Assets                            6,617      6,617      6,617      6,617      6,617
                                     --------   --------   --------   --------   --------
Total Assets                         $224,900   $225,656   $238,237   $272,077   $266,016
                                     ========   =======    ========   ========   ========

LIABILITIES:
Accounts Payable                      $27,316    $27,339    $28,478    $30,138    $31,397
Current Portion of Long-Term Debt         612        627        644        662          0
Current Portion of LTD: Gold Kist           0          0          0          0          0
Short-term Borrowings                       0          0          0          0          0
Due to Gold Kist                            0          0          0          0          0
Income Taxes Payable                        0          0          0          0          0
Current Deferred Tax Liabilities            0          0          0          0          0
Other Current Liabilities               8,300      8,300      8,300      8,300      8,300
                                     --------   --------   --------   --------   --------
Total Current Liabilities              36,228     36,266     37,422     39,100     39,697

Long-Term Debt: Scheduled               4,255      3,643      3,016      2,372      1,710
Long-Term Debt: Gold Kist                   0          0          0          0          0
Long-Term Debt: Excess                 54,524     39,392     29,694     43,806     13,753
                                     --------   --------   --------   --------   --------
Total Long-Term Debt                   58,779     43,035     32,710     46,178     15,463

Minority Interest                      12,373     17,002     21,146     25,296     29,446
Other Liabilities                       5,720      5,853      6,145      6,453      6,775
                                     --------   --------   --------   --------   --------
Total Liabilities                     113,101    102,156     97,423    117,027     91,381

EQUITY:
Common Stock                           65,464     65,464     65,464     65,464     65,464
Treasury Stock                         (2,219)    (2,219)    (2,219)    (2,219)    (2,219)
                                     --------   --------   --------   --------   --------
Retained Earnings                      48,555     60,255     77,570     91,805    111,390
                                     --------   --------   --------   --------   --------
Stockholders' Equity                  111,800    123,500    140,815    155,050    174,635
                                     --------   --------   --------   --------   --------
Total Liabilities & Equity           $224,900   $225,656   $238,237   $272,077   $266,016
                                     ========   ========   ========   ========   ========

                         GOLDEN POULTRY COMPANY, INC.
                              Cash Flow Statement
                                      $000

                                                     Historical                                     Projected
                                       1993       1994       1995       1996        1997       1998       1999       2000       2001
                                   --------   --------   --------   --------    --------   --------   --------   --------   --------
Sales                              $388,330   $447,139   $505,975   $600,237    $690,838   $706,848   $742,190   $779,300   $818,265
Cost of Goods Sold                  363,407    427,607    486,064    552,184     649,630    650,159    677,249    718,702    746,667
                                   --------   --------   --------   --------    --------   --------   --------   --------   --------
Gross Profit                         24,923     19,532     19,911     48,053      41,208     56,689     64,942     60,598     71,598

SG & A Expense                       15,272     16,122     16,687     20,999      24,925     25,503     26,778     28,117     29,523
Other Operating Income/(Exp.)             0          0          0          0           0          0          0          0          0
Depreciation Expense                 15,657     16,411     16,905     15,499      13,843     22,508     22,037     23,157     28,008
Funds from Operations Before Tax     25,308     19,821     20,129     42,553      30,126     53,694     60,201     55,638     70,083
Total Taxes on Operations             4,642      1,676      1,132      9,526       6,067     10,060     13,111     11,283     14,465
                                   --------   --------   --------   --------    --------   --------   --------   --------   --------
Funds from Operations After Tax      20,666     18,145     18,997     33,027      24,059     43,635     47,090     44,355     55,618

Incremental Working Capital Invest.   6,766      4,082      5,573     (1,943      16,445      3,242      5,479      6,336      5,688
Fixed Capital Investment              4,369     21,661      9,011     12,571      60,000     20,000     28,000     49,000     15,000
Additions to Other Intangibles            0          0          0          0           0          0          0          0          0
Proceeds from Sale of Assets            161         66        124      2,907           0          0          0          0          0
                                   --------   --------   --------   --------    --------   --------   --------   --------   --------
Cash Flow from Operations            $9,692    ($7,532)    $4,537    $25,306    ($52,385)   $20,393    $13,611   ($10,981)   $34,930
                                   ========   ========   ========   ========    ========   ========   ========   ========   ========




   GOLDEN POULTRY COMPANY, INC.
          Ratio Analysis

                                                         Historical                                      Projected
                                                         ----------                                      ---------
                                        1992       1993     1994     1995     1996     1997      1998     1999     2000     2001
                                      ------      ------   ------   ------   ------   ------    ------   ------   ------   ------
PROFIT PERFORMANCE RATIOS:
Gross Profit Margin                    1.80 %     6.42 %   4.37 %   3.94 %   8.01%     5.96 %   8.02%    8.75%    7.78 %   8.75%
Change in Net Income                    N/A    (338.63)% (48.52)% (32.14)% 483.95%   (49.99)%  53.08%   45.71%  (17.20)%  36.10%
Return on Sales                       (0.98)%     2.02 %   0.91 %   0.54 %   2.67%     1.16 %   1.74%    2.41%    1.90 %   2.46%
Return on Equity                      (4.23)%     9.22 %   4.59 %   3.09 %  15.37%     7.18 %   9.94%   12.71%    9.56 %  11.55%
Return on Assets or Investment        (3.65)%     4.33 %   1.36 %   1.60 %  10.82%     4.65 %   9.47%   10.62%    7.88 %  10.47%

LEVERAGE RATIOS:
Debt/Equity Ratio (%)                 55.12%     40.63%   35.52%   31.23%    6.36%    53.12%   35.35%   23.69%   30.21%    8.85%
Debt/Total Capital (%)                35.53%     28.89%   26.21%   23.80%    5.98%    34.69%   26.12%   19.15%   23.20%    8.13%
Equity Ratio                          54.15%     60.32%   57.10%   57.12%   63.64%    49.71%   54.73%   59.11%   56.99%   65.65%

ACTIVITY RATIOS:
Days in Receivables                  14.872     14.403   14.622   15.605   14.423    14.790   14.790   14.790   14.790   14.790
Days in Payables                     14.590     13.973   15.371   14.512   17.427    15.348   15.348   15.348   15.348   15.348
Inventory Turnover                   10.610     10.640   10.257   10.390   10.057    10.350   10.350   10.350   10.350   10.350
Fixed Asset Turnover                  3.589      4.712    5.105    6.359    8.140     5.762    6.022    6.017    5.223    6.008
Total Asset Turnover                  2.340      2.746    2.894    3.252    3.660     3.072    3.132    3.115    2.864    3.076

LIQUIDITY RATIOS:
Quick Ratio                           0.643      0.894    0.544    0.611    0.672     0.847    0.867    0.881    0.882    0.914
Current Ratio                         1.911      2.238    1.619    1.827    2.139     2.716    2.803    2.893    2.974    3.104
Working Capital                      22,718     31,599   24,824   32,938   44,535    62,160   65,386   70,848   77,166   83,517
Operating Working Capital            31,849     38,615   42,697   48,270   46,327    62,772   66,013   71,492   77,828   83,517


VALUE DRIVERS:
Sales Growth Rate                       N/A      15.30 %  15.14%   13.16 %  18.63 %   15.09%    2.32 %   5.00%    5.00%    5.00 %
Operating Profit Margin               (2.10)%     2.49 %   0.76%    0.64 %   4.51 %    2.36%    4.41 %   5.14%    4.17%    5.14 %
Incremental Fixed Capital Invest.       N/A     (21.91)%   8.93%  (13.42)%  (3.11)%   50.95%  (15.66)%  16.87%   69.64%  (33.38)%
Incremental Working Capital Invest.     N/A      13.13 %   6.94%    9.47 %  (2.06)%   18.15%   20.25 %  15.50%   17.07%   14.60 %
Cash Income Tax Rate                  14.76 %    48.10 %  49.15%   35.11 %  35.21 %   37.26%   32.26 %  34.35%   34.74%   34.38 %
Cost of Capital (%)                    0.00 %     0.00 %   0.00%    0.00 %   0.00 %   10.17%   10.17 %  10.17%   10.17%   10.17 %





           Valuation Multiples for Publicly Traded Poultry Companies

=======================================================================================================
                                            Enterprise Value As a Multiple of (2)

                                   Enterprise                           Book    Total   Current   Proj.
Company                     Ticker Value (1)  Sales   EBIT   EBITDA    Value   Assets     P/E      P/E
-------                     -----  ---------- -----   ----   ------    -----   ------   -------   -----

WLR Foods, Inc.             WLRF     $356.9    0.35    N/M      N/M     2.46     0.90      N/M      N/M
Hudson Foods, Inc.          HFI       630.1    0.56  15.56     9.24     1.88     0.77    22.53    12.59
Sanderson Farms, Inc.       SAFM      339.1    0.73  41.20    12.07     2.80     1.38   130.77    12.78
Tyson Foods, Inc.           TYSNA   4,603.6    0.72  17.90     9.28     2.91     1.05    50.37    19.21
Pilgrims Pride Corporation  CHX       500.7    0.43  17.28     8.78     3.26     0.95    44.79     9.35

High                                           0.73  41.20    12.07     3.26     1.38   130.77    19.21
-------------------------------------------------------------------------------------------------------
Average                                        0.56  22.98     9.84     2.66     1.01    62.12    13.48
-------------------------------------------------------------------------------------------------------
Low                                            0.35  15.56     8.78     1.88     0.77    22.53     9.35

Golden Poultry Company, Inc.CHIK     $208.8    0.31   8.54     5.55     1.71     1.05    13.72    12.63

=======================================================================================================

Notes:
------
(1) Enterprise Value (EV) = Market Value of Equity + Debt - Cash. Shown in $ millions.

(2) Based on latest twelve months .

CHIK Equity DES                                                  DG37 Equity DES
 CHIK US $  Market Mar13 Q1 12/12 5/8 Q  DELAYED
                                  DESCRIPTION
CHIK  US    11)   CN   GOLDEN POULTRY CO INC                     CUSIP 381151109
Poultry

Golden Poultry Company, Inc. processes and markets chickens for the foodservice and retail food industries. The Company sells whole, cut-up chickens and separate parts under the "Young 'n Tender" label. Golden Poultry also purchases and resells processed chicken, turkey, beef and pork, as well as ready-to-eat foods, seafood and dairy products. The Company sells nationally.

--------------------------------------------------------------------------------
                 STOCK DATA               8)DVD   DIVIDENDS - Quarterly
1)GPO  Price     3/12     $  12 3/8              Indicated Gross Yld       .32
       52Wk High 1/24     $  12 7/8              Dividend Growth 5YR      3.89%
       52Wk Low  5/10     $   8 1/2               Ex-Date      Type      Amt
       YTD Chng (14.45%)  $   1 9/16              2/4/97    REG CASH     $.01
2)TRA  1 Yr Total Return       21.20%
3)CH1  Current Shares Out     14.624M                    EARNINGS
       Market Cap             180.97M            Trailing 12mo EPS      $.920
       Float                    3.37M            Est EPS                 n.a.
5)BETA Beta  vs.  SPX            .01     10)GE   P/E  13.45
                                                 EPS Yr change          478.95%
--------------------------------------------------------------------------------
73% OWNED BY GOLD KIST INC.

[Letterhead of Bloomberg appears here]

CHX US $  C  10 3/8 N                                                 Equity DES
As of Mar13  DELAYED  Vol 6,300  Op 10 3/8 N Hi 10 3/8  Lo 10 N   ValTrd 64025
                                  DESCRIPTION                          Page 1/10
CHX  US    11)   CN   PILGRIMS PRIDE CORP                        CUSIP 721467108
Poultry

Pilgrim's Pride Corporation produces chicken products in the United States and Mexico. The Company operates processing plants, distribution centers, hatcheries and feed mills in Texas, Arkansas, Arizona, Oklahoma and Mexico. Pilgrim's products are sold under the brand name "Pilgrim's Pride" to food service, retail and industrial customers.
--------------------------------------------------------------------------------
                 STOCK DATA               8)DVD   DIVIDENDS - Quarterly
1)GPO  Current Price      $  10                  Indicated Gross Yld       .60
       52Wk High 2/14     $  12 1/8              Dividend Growth 5YR          %
       52Wk Low  4/26     $   6 5/8               Ex-Date      Type      Amt
       YTD Chng (15.94%)  $   1 3/8               3/5/97    REG CASH     $.015
2)TRA  1 Yr Total Return       41.34%
3)CH1  Current Shares Out     27.589M                    EARNINGS
       Market Cap             275.89M            Trailing 12mo EPS      $ .240
       Float                    3.91M     9)EE   Est EPS 9/97           $1.150
5)BETA Beta  vs.  SPX            .70     10)GE   P/E 41.67  Est P/E       8.70
                                                 EPS Yr change           44.83%
--------------------------------------------------------------------------------

[Letterhead of Bloomberg appears here]

HFI US $  C  17 1/2 unch M                                            Equity DES
As of Mar13  DELAYED  Vol 147,200  Op 17 1/2 N Hi 17 1/2  Lo 17 3/8  N
                                  DESCRIPTION                          Page 1/10
HFI  US    11)   CN   HUDSON FOODS INC  -CL A                    CUSIP 443782107
Poultry

Hudson Foods, Inc. produces poultry products, luncheon meats and egg products. The Company produces fresh cut chickens, fresh and frozen whole turkeys, wieners, sausage, luncheon meats and portion controlled beef, pork and veal. Hudson distributes its products around the world.
--------------------------------------------------------------------------------
                 STOCK DATA               8)DVD   DIVIDENDS - Quarterly
1)GPO  Current Price      $  17 1/2              Indicated Gross Yld       .46
       52Wk High 1/9      $  21 1/4              Dividend Growth 5YR          %
       52Wk Low  4/22     $  11 1/2               Ex-Date      Type      Amt
       YTD Chng (-7.89%)  $  -1 1/2               3/24/97   REG CASH     $.02
2)TRA  1 Yr Total Return       26.79%
3)CH1  Current Shares Out     20.615M                    EARNINGS
4)MSH  Market Cap Listed Shrs 360.76M            Trailing 12mo EPS      $ .760
       Float                   19.41M     9)EE   Est EPS 9/97           $1.360
5)BETA Beta  vs.  SPX            .59     10)GE   P/E 23.03  Est P/E      12.87
6)OCM  Options Available                         EPS Yr change          -37.19%
--------------------------------------------------------------------------------
$0.01 PAR VALUE; INSIDERS CONTROL 64%
CLASS A SHARES OUTSTANDING = 20.503M, CLASS B SHARES OUTSTANDING = 9.603M

[Letterhead of Bloomberg appears here]

SAFM US $  C 16 3/4 -- 3/16 Q Q 16 3/4 / 17 1/8Q                      Equity DES
As of Mar13 DELAYED Vol 10,000 Op 16 3/4 Q Hi 17 Q Lo 16 3/4 Q ValTrd 167825
                                  DESCRIPTION
SAFM  US    11)   CN   SANDERSON FARMS INC                       CUSIP 800013104
Poultry

Sanderson Farms, Inc. produces, markets and distributes fresh and frozen chicken products, primarily under the "Miss Goldy" brand name. The Company markets its chicken to retailers, distributors, and fast food operators principally in the southwestern and western US. Sanderson also processes and distributes processed and prepared food items through its Sanderson Farms Foods Division subsidiary.
--------------------------------------------------------------------------------
                 STOCK DATA               8)DVD     DIVIDENDS - Quarterly
1)GPO  Current Price      $  16 3/4              Indicated Gross Yld      1.19
       52Wk High  2/6     $  19 1/4              Dividend Growth 5YR
       52Wk Low  7/29     $  10 5/8               Ex-Date      Type      Amt
       YTD Chng (     %)  $   0                   1/31/97    REG CASH     $.05
2)TRA  1 Yr Total Return       54.69%
3)CH1  Current Shares Out     14.363M                    EARNINGS
       Market Cap             240.58M            Trailing 12mo EPS      $ .130
       Float                    6.08M     9)EE   Est EPS  10/97         $1.330
5)BETA Beta  vs.  SPX            .53     10)GE   P/E  128.85   Est P/E   12.59
                                                 EPS Yr change
--------------------------------------------------------------------------------

[Letterhead of Bloomberg appears here]

TYSNA US $  C 21 3/8 + 1/8  Q Q 21 1/8 / 21 3/8Q                      Equity DES
As of Mar13 DELAYED Vol 207,400 Op 21 1/8 Q Hi 21 3/8 Q Lo 20 7/8 Q
                                  DESCRIPTION
TYSNA US    11)   CN   TYSON FOODS INC -CL A                     CUSIP 902494103
Poultry                                                  12)HH Hoover's Handbook

Tyson Foods, Inc. is a fully-integrated producer, processor and marketer of chicken and poultry-based food products. The Company also produces and markets other center-of-the-plate and convenience food items. Tyson sells its products throughout the United States.

--------------------------------------------------------------------------------
                 STOCK DATA               8)DVD   DIVIDENDS - Quarterly
1)GPO  Current Price      $  21 3/8              Indicated Gross Yld       .47
       52Wk High  2/19    $  23 7/8              Dividend Growth 5YR     26.09%
       52Wk Low   3/13    $  14 37/64             Ex-Date      Type      Amt
       YTD Chng (-6.39%)  $  -1 29/64             5/28/97    REG CASH     $.025
2)TRA  1 Yr Total Return       43.94%             2/18/97    SPLIT       3 for 2
3)CH1  Current Shares Out     76.526M                    EARNINGS
4)MSH  Mkt Cap Listed Shrs   1635.74M            Trailing 12mo EPS      $ .407
       Float                   70.24M     9)EE   Est EPS   9/97         $1.067
5)BETA Beta  vs.  SPX            .56     10)GE   P/E  52.56    Est P/E   20.03
6)OCM  Options Available                         EPS Yr change          -60.26%
--------------------------------------------------------------------------------
$0.10 PAR VALUE; INSIDERS CONTROL APPROX. 52%;

[Letterhead of Bloomberg appears here]

WLRF  US  $  C  11 1/2 - 1/4 Q  Q 11 3/8 /12Q                         Equity DES
As of Mar13 DELAYED Vol 17,300  Op 11 1/2 Q Hi 11 1/2 Q Lo 11 3/8  ValTrd 198275
                                  DESCRIPTION                          Page 1/10
WLRF US    11)   CN   WLR FOODS INC                              CUSIP 929286102
Poultry

WLR Foods, Inc. is a fully-integrated poultry processing company which produces, processes and markets turkey and chicken products. The Company's products are sold primarily under the brand names "Wampler-Longacre" and "Cuddy Family Farms." WLR sells its products throughout the United States, primarily in the mid-Atlantic region.
--------------------------------------------------------------------------------
                 STOCK DATA               8)DVD   DIVIDENDS - Quarterly
1)GPO  Current Price      $  11 1/2              Indicated Gross Yld      2.09
       52Wk High 6/6      $  14 1/4              Dividend Growth 5YR      2.38%
       52Wk Low  8/21     $  11                   Ex-Date      Type      Amt
       YTD Chng (-7.07%)  $    -7/8               1/15/97   REG CASH     $.06
2)TRA  1 Yr Total Return      -13.18%
3)CH1  Current Shares Out     16.903M                    EARNINGS
       Market Cap             194.38M            Trailing 12mo EPS     $-1.540
       Float                   14.51M     9)EE   Est EPS 9/97          $ -.900
5)BETA Beta  vs.  SPX            .49     10)GE   P/E   neg.
                                                 EPS Yr change
--------------------------------------------------------------------------------

[Letterhead of Bloomberg appears here]

                       COMPARATIVE TOTAL RETURN ANALYSIS
                                    (CHART)

                       COMPARATIVE TOTAL RETURN ANALYSIS
                            (CHIK V/S S&P INDICES)
                                    (CHART)

                    TRENDS IN MONTHLY STOCK PRICE MOVEMENT
                                    (GRAPH)

                        TRENDS IN WEEKLY PRICE MOVEMENT
                                    (GRAPH)

                        TRENDS IN MONTHLY PE MULTIPLES
                            (CHIK V/S S&P INDICES)
                                    (GRAPH)

                         TRENDS IN WEEKLY PE MULTIPLES
                            (CHIK V/S S&P INDICES)
                                    (GRAPH)

                  COMPARATIVE TRENDS IN WEEKLY PRICE MOVEMENT
                            (CHIK V/S S&P INDICES)
                                    (GRAPH)

                      COMPARATIVE TRENDS IN GROSS MARGINS
                                    (GRAPH)

                    COMPARATIVE TRENDS IN OPERATING MARGINS
                                    (GRAPH)

                           COMPARATIVE TRENDS IN EPS
                                    (GRAPH)

                COMPARABLE ACQUISITIONS IN THE POULTRY INDUSTRY

                                ($ in millions)

  Date of        Target                         Sales     Consideration  Consideration/      Acquiring
Announcement    Company                       ($ in mm)    ($ in mm)       Sales              Company
=========================================================================================================================
25-Sep-96    Cargill Inc.(1)                    268.0         162.5          0.6          Tyson Foods, Inc.
29-Sep-95    Rotelle, Inc.                      340.0          52.8         0.16          Richfood Holdings, inc.
05-Aug-95    Culinary Foods, Inc.                70.0            NA           NA          Tyson Foods, Inc.
28-Jul-95    McCarty Farms, Inc.                320.0         206.2          0.6          Tyson Foods, Inc.
29-Apr-95    New Hope Feed, Inc.                   NA          18.0           NA          WLR Foods Inc.
01-Mar-95    Cuddy Farms Inc-Turkey Assets         NA          73.8           NA          WLR Foods Inc.
     1989    Holly Farms                           NA       1,500.0           NA          Tyson Foods, Inc.
                                                                       ===========
                                              Average                       0.47
                                                                       ===========

Notes:

   (1) The total consideration is made up of $150-175mm in cash and a swine slaughtering plant.

                   MINORITY INTEREST ACQUISITION INFORMATION
     Transactions Announced Between January 1, 1995 and February 28, 1997

                                                                                     Percent   Percent    Base Equity
                                                                            Date     Sought     Owned         Price
Buyer                             Seller                                 Announced    (In%)     (In%)   (In $ millions)
-----                             ------                                 ---------   -------   -------  ---------------
Berkshire Hathaway Inc.           GEICO Corp.                            28-Aug-95    49.00     51.00      $2,300.00
National Patient Dev. Corp        General Physics Corp.                  25-Sep-96    48.00     52.00          23.84
Gambro A.B.                       Rem Corp. USA                          14-Jul-95    47.00     53.00         190.00
Private Group                     CUSTOMEDIX                             05-Feb-96    45.40     54.60           2.83
American Financial Corp.          American Prop. & Cas. Cos. Inc.        17-Dec-96    40.50     59.60         798.50
Terra Industries, Inc.            Terra Nitrogen Co. L.P.                28-Jun-95    40.00     60.00         228.00
Conseco Inc.                      Bankers Life Holding Corp.             27-Feb-95    39.60     60.40         461.01
Sears Roebuck & Co.               MaxServ Inc.                           23-Jan-97    36.00     64.00          39.91
Seaboard Acquis. Partners Ins.    Seaboard Oil Co.                       21-Jun-96    29.00     71.00           4.06
Bic S.A.                          Bic Corp.                              23-Jun-95    22.00     78.00         219.00
Scor S.A.                         Scor US Corp.                          22-Dec-95    20.00     80.00          53.00
Private Group                     Syms Corp.                             31-Aug-95    20.00     80.00          34.00
Equity Holdings Ltd.              Great American Mgmt. & Invest. Inc.    29-Mar-96    12.00     80.00          55.60

                                                                                                                         Price
                                                                          P/E    Market     5 Day     30 Day   30 Day  Per Share
Buyer                             Seller                                Offered  To Book  Premium %  Premium %  Price   Offered
-----                             ------                                -------  -------  ---------  --------- ------  --------
Berkshire Hathaway Inc.           GEICO Corp.                            20.70     3.00    23.89       26.40   $53.38    $70.00
National Patient Dev. Corp        General Physics Corp.                  18.57     2.53    21.90       39.94     3.38      4.73
Gambro A.B.                       Rem Corp. USA                          37.70     8.20    20.34       39.18    14.37     20.00
Private Group                     CUSTOMEDIX                              8.43      N/A     3.19        7.18     1.81      1.94
American Financial Corp.          American Prop. & Cas. Cos. Inc.        13.40     1.28     0.00       18.36    27.88     33.80
Terra Industries, Inc.            Terra Nitrogen Co. L.P.                 5.50     2.80    13.27        9.56    27.63     30.30
Conseco Inc.                      Bankers Life Holding Corp.              8.80     3.00    23.94        4.76    21.00     22.00
Sears Roebuck & Co.               MaxServ Inc.                           57.35     6.82    14.81        8.70     7.13      7.75
Seaboard Acquis. Partners Ins.    Seaboard Oil Co.                        8.99     1.00    27.78       44.44     6.75      9.75
Bic S.A.                          Bic Corp.                              18.00      N/A    12.10       28.57    31.50     40.50
Scor S.A.                         Scor US Corp.                          16.30     1.00    (1.64)      (3.23)   15.50     15.00
Private Group                     Syms Corp.                             18.80     0.80     9.38       25.00     7.00      8.75
Equity Holdings Ltd.              Great American Mgmt. & Invest. Inc.    12.56      N/A     7.53       11.11    45.00     50.00
----------------------------------------------------------------------
High                                                                                       27.78       44.44
Average                                                                                    13.58       20.00
Low                                                                                        (1.64)      (3.23)

Implied Golden Poultry Value (1)                                                        ====================
  Current Price ($12.00)                                                                  $13.63      $14.40
                                                                                        ====================

                                                                                        ====================
  Windham Case Price ($13.00)                                                             $14.76      $15.60
------------------------------------------------------------------------------------------------------------

Notes:
------
(1) Based on average 5 and 30 day premium %.

Source:  Mergerstat

                         GOLDEN POULTRY COMPANY, INC.
                               Valuation Matrix

VALUATION BASIS                              VALUATION ($ PER SHARE)

Replacement Cost Valuation                                  $19.26
Capacity Valuation (1)                                      $19.39
Minority Interest - Current Stock Price (2)                 $13.63
Minority Interest - Windham Case Price (2)                  $14.76
Discounted Cash Flow Analysis                                $8.75

                                         HIGH               $19.39
                                      AVERAGE               $15.16
                                          LOW                $8.75




                EBITDA MULTIPLE

                             Equity
Multiple  EBITDA   Debt(4)   Value    Per Share
-----------------------------------------------
   (5   *  37.6  -  24 )  =   164.0    $11.10
   (6   *  37.6  -  24 )  =   201.6    $13.64
   (7   *  37.6  -  24 )  =   239.2    $16.19
   (8   *  37.6  -  24 )  =   276.8    $18.73




       BOOK VALUE MULTIPLE

Multiple    Book Value    Per Share
--------------------------------------
  1.0   *     112.8         $7.63
  1.5   *     112.8        $11.45
  2.0   *     112.8        $15.27
  2.5   *     112.8        $19.09

NOTES:
(1) Represents mid-point of valuation range.
(2) Valuation based on average 5 day premium.
(3) EBITDA and Book values are LTM.
(4) Debt is attributable to Golden Poultry Co., Inc.

GOLD KIST INC.
--------------------------------------------------------------------------------

                                VALUATION ISSUES

MACROECONOMIC
-------------

 .    Overall:           Golden Poultry competes in an agricultural commodity
                        business subject to cyclical swings due to supply and demand forces.

 .    Revenues:          Commodity pricing
                        Industry capacity
                        Consumer demand for substitutes
                        Export markets
                        Government policies

 .    Production Costs:  Grain prices
                        Weather
                        Thin margins
                        Hedging strategies
                        Government policies

 .    Capital Costs:     PP&E additions, upgrades and maintenance
                        Environmental costs
                        Government policies

MICROECONOMIC
-------------

 .    Golden Poultry stock performance vs peer group/relevant indices
 .    Asset values (book, capacity and replacement) vs earnings-based values
 .    Unwilling seller: Gold Kist
 .    Lack of minority interest buyer
 .    5-year capital expenditure budget = $172 million
 .    Court-ordered purchase price for Gold Kist insiders at $13.00 per share

--------------------------------------------------------------------------------
MERGERS & ACQUISITONS                             SUNTRUST CAPITAL MARKETS, INC.

                      SECURITIES AND EXCHANGE COMMISSION

             Annual Report Pursuant to Section 13 or 15(D) of the
                        Securities Exchange Act of 1934
                    For the Fiscal year ended June 29, 1996

                           INCORPORATED BY REFERENCE

                      SECURITIES AND EXCHANGE COMMISSION

            Quarterly Report Pursuant to Section 13 or 15(D) of the
                        Securities Exchange Act of 1934
                    For the Quarter ended December 28, 1996

                           INCORPORATED BY REFERENCE